UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2010
COLEMAN CABLE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33337 (Commission File Number)	36-4410887 (IRS Employer Identification Number)

1530 Shields Drive, Waukegan, IL (Address of principal executive offices)	60085 (Zip Code)
(847) 672-2300
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement
On March 18, 2010, Coleman Cable, Inc. (“Coleman Cable”) and certain subsidiary guarantors entered into a purchase agreement (the “Purchase Agreement”) for a private placement of an additional $40 million in aggregate principal amount of its 9% Senior Notes due 2018 (the “Additional Notes”). The Additional Notes were offered and are anticipated to be sold by Coleman Cable to the initial purchaser (the “Initial Purchaser”) at a price set forth in the Purchase Agreement in reliance on an exemption pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Delivery to the Initial Purchaser of, and payment for, the Additional Notes is anticipated to be made on or about March 23, 2010, or such later date as the Initial Purchaser may designate. The Additional Notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.
The obligations of the Initial Purchaser to purchase the Additional Notes are subject to customary terms and conditions, including accuracy of representations and warranties of Coleman Cable and the receipt of opinions and certificates, in each case as set forth in the Purchase Agreement.
The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form8-K and is incorporated by reference into this Item 1.01.
Section 8 — Other Events

Item 8.01.	Other Events
On March 18, 2010, Coleman Cable issued press releases announcing the offering of an additional $40 million in aggregate principal amount of 9% senior notes due 2018 (the “Additional Notes”). The Additional Notes will be issued under an indenture, pursuant to which, on February 3, 2010, Coleman Cable issued $235 million 9% senior notes due 2018. The Additional Notes will mature on February 15, 2018 and interest on the Additional Notes will accrue and be payable semi-annually on each February 15 and August 15, commencing August 15, 2010. Interest will accrue at a rate of 9% per annum. The Additional Notes will yield net proceeds to Coleman Cable of approximately $38.7 million and will be used for repayment of debt incurred to redeem its 9.875% Senior Notes due 2012 and general corporate purposes, including potential acquisitions. Copies of Coleman Cable’s press releases, dated March 18, 2010, are attached hereto as Exhibit 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit
Number	Description
10.1	Purchase Agreement, dated March 18, 2010, among the Coleman Cable, Inc., certain subsidiary guarantors and the initial purchaser of the Additional Notes.
99.1	Press Release, dated March 18, 2010.
99.2	Press Release, dated March 18, 2010.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLEMAN CABLE, INC.
Date: March 18, 2010	By:	/s/ Richard N. Burger
		Name:	Richard N. Burger
		Title:	Chief Financial Officer, Executive Vice President, Secretary and Treasurer